Exhibit 99.1

Interlink Announces Acquisition of SPEC Sensors and KWJ Engineering

IRVINE, Calif., Dec. 19, 2022 /PRNewswire/ -- Interlink Electronics, Inc. (Nasdaq: LINK) announced today that it has acquired the businesses of SPEC Sensors and KWJ Engineering ("SPEC/KWJ"), two industry-leading designers and manufacturers of gas, air and environmental quality sensors, for approximately $2 million.

"We are excited to add SPEC and KWJ to Interlink's already-robust sensors portfolio and capabilities," said Steven N. Bronson, Chairman, President, and CEO of Interlink. "We view this as the first of many acquisitions that will enable Interlink to create a world-class diversified portfolio of cutting-edge sensor technologies."

SPEC/KWJ bring with them a multi-decade portfolio of gas sensor intellectual property as well as an accomplished engineering and product development team. SPEC/KWJ's trailing twelve months revenue was over $4 million through November 2022.

"This acquisition meaningfully advances Interlink's resources and product offerings, gives us a significant presence in Silicon Valley and adds engineering talent and intellectual property in gas and air quality sensing that is difficult to replicate," said Mr. Bronson.

Ed Stetter, CEO of SPEC and KWJ added "Our team is very excited to join the Interlink family, and we look forward to building on our history and leveraging Interlink's expertise and global reach to expand our markets and our product offerings."

Forward Looking Statements

This release contains forward-looking statements. Forward-looking statements include, but are not limited to, the company's views on future acquisitions and expansion of markets and product offerings, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the company's industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the company's forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted HMI, sensor, and IoT solutions provider. In addition to standard product offerings, Interlink utilizes its expertise in materials science, manufacturing, firmware, and software to produce in-house system solutions for custom applications. For 35 years, Interlink has led the printed electronics industry to commercialize its patented Force Sensing Resistor® technology. It has supplied some of the world's top electronics manufacturers with intuitive sensor and interface technologies like the VersaPad and the new VersaPad Plus, which boasts the largest active surface area of any resistive touchpad. It also has a proven track record of supplying technological solutions for mission-critical applications in a diverse range of markets—including medical, automotive, consumer electronics, telecommunications, and industrial control—providing standard and custom-designed sensors that give engineers the flexibility and functionality they seek in today's sophisticated electronic devices. Interlink serves an international customer base from its headquarters in Irvine, California, and its world-class materials science lab and R&D center in Camarillo, California. They are supported by strategic global locations covering manufacturing, distribution, and sales support. For more information, please visit InterlinkElectronics.com.

Contact:
Interlink Electronics, Inc.
IR@iefsr.com
Steven N. Bronson, CEO
805-623-4184